UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1333 South Clearview Parkway Jefferson, Louisiana	70121
(Address of principal executive offices)	(Zip Code)

(504) 729-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 17, 2013, Stewart Enterprises, Inc. (“Stewart”) and Service Corporation International (“SCI”) each announced that they had received a request for additional information, commonly referred to as a “second request,” from the Federal Trade Commission (the “FTC”) in connection with SCI’s pending acquisition of Stewart. The second request extended the waiting period to consummate the proposed acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until the 30th day after substantial compliance by Stewart and SCI with the request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. On September 3, 2013, Stewart and SCI entered into an agreement (the “Timing Agreement”) with the FTC not to consummate the proposed acquisition prior to 90 days after both Stewart and SCI certify substantial compliance with the second requests, or December 13, 2013, whichever comes earlier. The December 13, 2013 date referenced in the preceding sentence was changed to be December 20, 2013 pursuant to an amendment to the Timing Agreement effective October 30, 2013 (as amended, the “Amended Timing Agreement”). The Amended Timing Agreement does not prevent the parties from consummating the proposed acquisition sooner if the FTC grants early termination, closes its investigation or accepts for public comment a proposed consent agreement settling the matter. Stewart and SCI have prepared and filed responses to the second requests and continue to anticipate that the acquisition will be completed in late 2013 or early 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.

October 31, 2013	/s/ Angela M. Lacour
Angela M. Lacour Senior Vice President of Finance and Chief Accounting Officer